                                   EXHIBIT 12
                          FLEET FINANCIAL GROUP, INC.

                 COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                    TO FIXED CHARGES AND PREFERRED DIVIDENDS
                         EXCLUDING INTEREST ON DEPOSITS
                             (Dollars in thousands)

                                                                 Year Ended December 31
                                           -------------------------------------------------------------------
                                               1993           1992          1991          1990           1989
                                           -------------------------------------------------------------------
Earnings:
  Net income (loss)                        $  488,049      $279,843      $ 97,672     $(73,687)    $  371,346
Adjustments:
  (a) Applicable income taxes (benefits)      327,407       228,526        55,176      (89,636)       167,748
  (b) Fixed charges:
      (1)  Interest on borrowed funds         417,301       386,275       449,544      782,814        560,111
      (2)  1/3 of rent                         34,217        29,672        23,033       19,121         19,718
  (c) Preferred dividends                      36,927        49,706        21,958       12,990         11,518
                                            ---------       -------       -------      -------      ---------
  (d) Adjusted earnings                    $1,303,901      $974,022      $647,383     $651,602     $1,130,441
                                            =========       =======       =======      =======      =========

Fixed charges [b(1)+b(2)+c]                $  488,445      $465,653      $494,535     $814,925     $  591,347
                                            =========       =======       =======      =======      =========

Adjusted earnings/fixed charges                  2.67x         2.09x         1.31x        0.80x*         1.91x
                                            =========       =======       =======      =======      =========

                         INCLUDING INTEREST ON DEPOSITS

                                                                 Year Ended December 31
                                           -------------------------------------------------------------------
                                               1993           1992          1991          1990          1989
                                           -------------------------------------------------------------------
Earnings:
  Net income (loss)                        $  488,049    $  279,843     $  97,672   $  (73,687)    $  371,346
Adjustments:
  (a) Applicable income taxes (benefits)      327,407       228,526        55,176      (89,636)       167,748
  (b) Fixed charges:
      (1)  Interest on borrowed funds         417,301       386,275       449,544      782,814        560,111
      (2)  1/3 of rent                         34,217        29,672        23,033       19,121         19,718
      (3)  Interest on deposits               744,080     1,076,368     1,480,395    1,343,417      1,256,207
  (c) Preferred dividends                      36,927        49,706        21,958       12,990         11,518
                                            ---------     ---------     ---------    ---------      ---------
  (d) Adjusted earnings                    $2,047,981    $2,050,390    $2,127,778   $1,995,019     $2,386,648
                                            =========       =======       =======      =======      =========

Fixed charges [b(1)+b(2)+b(3)+c]           $1,232,525    $1,542,021    $1,974,930   $2,158,342     $1,847,554
                                            =========       =======       =======      =======      =========

Adjusted earnings/fixed charges                  1.66x         1.33x         1.08x        0.92x*         1.29x
                                            =========       =======       =======      =======      =========

   *Note that earnings are inadequate to cover fixed charges, the deficiency being $163,323 for both the ratio excluding and including interest on deposits.


                          FLEET FINANCIAL GROUP, INC.

                 COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                                TO FIXED CHARGES
                         EXCLUDING INTEREST ON DEPOSITS
                             (Dollars in thousands)

                                                                 Year Ended December 31
                                           -------------------------------------------------------------------
                                               1993           1992          1991            1990         1989
                                           -------------------------------------------------------------------
Earnings:
  Net income (loss)                        $  488,049      $279,843      $ 97,672     $(73,687)    $  371,346
Adjustments:
  (a) Applicable income taxes (benefits)      327,407       228,526        55,176      (89,636)       167,748
  (b) Fixed charges:
      (1)  Interest on borrowed funds         417,301       386,275       449,544      782,814        560,111
      (2)  1/3 of rent                         34,217        29,672        23,033       19,121         19,718
                                            ---------       -------       -------      -------      ---------
  (c) Adjusted earnings                    $1,266,974      $924,316      $625,425     $638,612     $1,118,923
                                            =========       =======       =======      =======      =========

Fixed charges [b(1)+b(2)]                  $  451,518      $415,947      $472,577     $801,935     $  579,829
                                            =========       =======       =======      =======      =========

Adjusted earnings/fixed charges                  2.81x         2.22x         1.32x        0.80x*         1.93x
                                            =========       =======       =======      =======      =========

                         INCLUDING INTEREST ON DEPOSITS

                                                                 Year Ended December 31
                                           -------------------------------------------------------------------
                                               1993           1992          1991            1990         1989
                                           -------------------------------------------------------------------
Earnings:
  Net income (loss)                        $  488,049    $  279,843     $  97,672   $  (73,687)    $  371,346
Adjustments:
  (a) Applicable income taxes (benefits)      327,407       228,526        55,176      (89,636)       167,748
  (b) Fixed charges:
      (1)  Interest on borrowed funds         417,301       386,275       449,544      782,814        560,111
      (2)  1/3 of rent                         34,217        29,672        23,033       19,121         19,718
      (3)  Interest on deposits               744,080     1,076,368     1,480,395    1,343,417      1,256,207
                                            ---------     ---------     ---------    ---------      ---------
  (c) Adjusted earnings                    $2,011,054    $2,000,684    $2,105,820   $1,982,029     $2,375,130
                                            =========       =======       =======      =======      =========

Fixed charges [b(1)+b(2)+b(3)]             $1,195,598    $1,492,315    $1,952,972   $2,145,352     $1,836,036
                                            =========       =======       =======      =======      =========

Adjusted earnings/fixed charges                  1.68x         1.34x         1.08x        0.92x*         1.29x
                                            =========       =======       =======      =======      =========

   *Note that earnings are inadequate to cover fixed charges, the deficiency being $163,323 for both the ratio excluding and including interest on deposits.
